3,000,000 Shares

URBAN SHOPPING CENTERS, INC.

(a Maryland corporation)

Common Stock

(Par Value $.01 Per Share)

PURCHASE AGREEMENT

                                                November 21, 1996

Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

          Urban Shopping Centers, Inc., a Maryland corporation (the "Company"), proposes to sell 3,000,000 shares (the "Firm Stock") of the Company's common stock, par value $.01 per share (the "Common Stock"), to Lehman Brothers Inc. (the "Underwrit-er"). In addition, the Company proposes to grant to the Under-writer an option to purchase up to an additional 300,000 shares of the Common Stock on the terms and for the purposes set forth in Section 2 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the pur-chase of the Stock from the Company by the Underwriter.

     1.   Representations, Warranties and Agreements of the
Company. The Company represents and warrants to the Underwriter as of the date hereof as follows:

          (a) A registration statement on Form S-3 (No. 333-334) and an amendment thereto with respect to its (1) series preferred stock, par value $.01 per share (the "Preferred Stock"), (2) depositary shares representing entitlement to all rights and preferences of a fraction of a share of Preferred Stock of a specified series (the "Depositary Shares"), (3) Common Stock, (4) warrants to purchase Preferred Stock ("Preferred Stock Warrants") and warrants to purchase Common Stock ("Common Stock Warrants" and, together with the Preferred Stock Warrants, the "Stock Warrants") and (5) stockholder purchase rights entitling stock-holders to subscribe for and purchase the Preferred Stock, Depositary Shares, Common Stock and Stock Warrants ("Rights") of the Company (the "Shelf Securities") to be issued from time to time have (i) been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and the amendment thereto have been delivered by the Company to you. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amend-ment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time. The registration statement as amended to the date of this Agreement is hereinafter referred to as the "Registration Statement" and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Stock is hereinafter referred to as the "Basic Prospectus." The Basic Prospectus as supple-mented by the prospectus supplement specifically relating to the Stock in the form first filed pursuant to Rule 424 under the Securities Act is hereinafter referred to as the "Prospectus." Any reference in this Agreement to the Registration Statement, the Basic Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the Prospectus, as the case may be; and any refer-ence to "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement or the Prospec-tus, as the case may be, which are deemed to be incorporated by reference therein. The Commission has not issued any order preventing or suspending the use of the Prospectus.

          As described in the Prospectus, as of the date hereof and as of any Delivery Date (as hereinafter defined), (i) the Company does and will own a general partnership interest in, and will be the sole general partner of, Urban Shopping Centers, L.P., an Illinois limited partnership (the "Operating Partner-ship"), and (ii) the Operating Partnership does and will own the Properties (as defined in the Prospectus, but only including interests owned directly or indirectly by the Company, the Operating Partnership or the Property Partnerships) or interests in each of the partnerships (collectively, the "Property Partner-ships") that currently own the Properties and all of the pre-ferred stock of Urban Retail Properties Co., a Delaware corpora-tion (the "Management Company"). For purposes of this Agreement, the Property Partnerships, any direct wholly-owned subsidiary (a "REIT Subsidiary") of the Company, and the Management Company are collectively referred to as the "Subsidiaries." All references to properties or assets of the Company, the Operating Partnership or the Subsidiaries include, without limitation, their interests in the Properties, unless otherwise noted.

          (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material re-spects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commis-sion thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a materi-al fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to any statements or omis-sions made in reliance upon and in conformity with written information furnished to the Company by you specifically for inclusion therein.

          (c) The Registration Statement conforms, and the Pro-spectus and any further amendments or supplements to the Regis-tration Statement or the Prospectus will conform, when they become effective or are filed with the Commission, as the case may be, in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or neces-sary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company by you specifi-cally for inclusion therein.

          (d) KPMG Peat Marwick LLP, the accounting firm that certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Securities Act and the Rules and Regulations.

          (e) The financial statements (including the notes thereto) included or incorporated by reference in the Registra-tion Statement and the Prospectus present fairly the financial position of the respective entity or entities presented therein as at the dates indicated and the results of their operations for the respective periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting prin-ciples applied on a consistent basis. The supporting schedules included in the Registration Statement present fairly the infor-mation required to be stated therein. The financial information and data included or incorporated by reference in the Registra-tion Statement and the Prospectus present fairly the information included or incorporated by reference therein and have been pre-pared on a basis consistent with that of the financial statements included or incorporated by reference in the Registration State-ment and the Prospectus and the books and records of the respec-tive entities presented therein. Pro forma financial information included or incorporated by reference in the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act, the Rules and Regulations and AICPA guidelines with respect to pro forma financial information and includes or incorporates by reference all adjustments necessary to present fairly the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified.

          (f) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership, the Management Company or the Properties taken as a whole, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company, the Operating Partnership or any of the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and the Operating Partnership, taken as a whole, (C) there has been no material casualty loss or material condemnation or other material adverse event with respect to any Property, (D) there has been no dividend or distribution of any kind declared, paid or made by the Company or the Management Company on any class of their capital stock or by the Operating Partnership with respect to its partnership interests other than a $105,000 dividend paid by the Management Company on November 15, 1996, and (E) there has been no change in the capital stock of the Company or the Management Company or in the partnership interests of the Operating Partner-ship, or any material increase in the indebtedness of the Compa-ny, the Operating Partnership or the Subsidiaries.

          (g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company.

          (h) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Illinois Revised Uniform Limited Partnership Act (the "Illinois Act") with partnership power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Operating Partnership.

          (i) The Management Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as de-scribed in the Prospectus. The Management Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condi-tion, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Management Company. All of the issued and outstanding capital stock of the Management Company has been duly authorized for issuance by the Management Company and validly issued and is fully paid and nonassessable and owned as described in the Prospectus, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (j) Each of the Property Partnerships is validly existing as a limited or general partnership, as the case may be, in good standing in the case of limited partnerships, under the laws of its jurisdiction of organization with partnership power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus. All of the partnership interests of each Property Partnership owned directly or indirectly by the Company or the Operating Partnership as described in the Prospec-tus have been duly authorized for issuance and validly issued and are fully paid and owned in the percentage amounts set forth in the Prospectus by the Operating Partnership, directly or through subsidiaries, in each case free and clear of any security inter-est, mortgage, pledge, lien, encumbrance, claim, equity or capital call, except as described in the Prospectus. Each of the partnership agreements of the Property Partnerships is in full force and effect.

          (k) The authorized capital stock of the Company is as set forth in the Prospectus under the heading "Capital Stock of the Company," and the issued and outstanding capital stock of the Company is as set forth in the financial statements included or incorporated by reference in the Prospectus (except for subse-quent issuances, if any, pursuant to this Agreement, pursuant to employee benefit plans referred to in the Prospectus, pursuant to the exchange of shares of Unit Voting Stock, par value $.01 per share (the "Unit Voting Stock"), of the Company or partnership interests ("Units") in the Operating Partnership as described in the Prospectus or as otherwise described in the Prospectus). The shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and nonassess-able; the Stock has been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable; the Company has duly reserved a sufficient number of shares of Common Stock for issuance upon exchange of outstanding shares of Unit Voting Stock and Units; the terms of the Common Stock are accurately described in all material respects in the Prospectus; and the issuance of the Stock is not subject to preemptive or other similar rights.

          (l) The Units issued to the Company have been duly authorized for issuance by the Operating Partnership and validly issued and are fully paid and nonassessable and owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. 21,157,492 Units are issued and outstanding. The Company is the sole general partner of the Operating Partnership and, as of the date of this Agree-ment, is the holder of 13,783,891 Units, or approximately sixty-five and two/tenths percent (65.2%) of the issued and outstanding Units.

          (m) Except as disclosed in the Prospectus, and except as any of the following, either individually or in the aggregate, would not result in any material adverse change (a "Material Adverse Change") in the condition, financial or otherwise, or in the earnings, assets or business prospects of the Company and the Operating Partnership, taken as a whole, or which would not materially impair the consummation of the transactions contem-plated by this Agreement (together with a Material Adverse Change, a "Material Adverse Effect"): (A) none of the Company, the Operating Partnership or any Subsidiary is in violation of its charter, bylaws, certificate of limited partnership, partner-ship agreement or other governing document, as the case may be, and none of such entities is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound or affected, or to which any of the property or assets of such entity is subject; and (B) the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of the Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound or affected, or to which any of the property or assets of such entity is subject, nor will such action result in any violation of the charter, by-laws, certificate of limited partnership, partnership agreement or other governing document, as the case may be, of such entity or any applicable law, administrative regulation or administrative or court decree.

          (n) No labor dispute, material to the Company, with the employees of the Company, the Operating Partnership or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent.

          (o) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company, the Operating Partnership or any of the Subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein) or which, if determined adversely, would result in a Material Adverse Effect; all pending legal or governmental proceedings to which the Company, the Operating Partnership or any of the Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company, the Operating Partnership or any of the Subsidiaries which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been so filed.

          (p) The Company, the Operating Partnership and the Subsidiaries own or possess, or can acquire on reasonable terms, the trademarks, service marks and trade names (collectively, the "Proprietary Rights") presently employed by them in connection with the business now engaged by them or proposed to be engaged by them as described in the Prospectus, and neither the Company, the Operating Partnership nor any of the Subsidiaries has re-ceived any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Proprietary Rights, or of any facts which would render any of the Proprietary Rights invalid or inadequate to protect the interest of the Company, the Operating Partnership or any of the Subsid-iaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in any Material Adverse Change.

          (q) Commencing with the Company's taxable year ending December 31, 1993, the Company has been organized in conformity with the requirements for qualification as a real estate invest-ment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation will enable it to continue to satisfy the requirements for taxation as a REIT under the Code.

          (r) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Stock hereunder, except such as may be required under the Securities Act or the Rules and Regulations or state securities laws and except such as have been obtained.

          (s) Each of the Company, the Operating Partnership, and the Subsidiaries possesses such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct in all materi-al respects the business now operated by them or proposed to be operated by them as described in the Prospectus, and none of such entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

          (t) (A) The Operating Partnership or the Property Partnerships have good and marketable title or good and indefea-sible title (or such substantially equivalent quality of title as provided by the applicable title insurance policy) to each of the Properties and good and marketable title to the improvements thereon (in each case with title insurance thereon); (B) all leases under which the Operating Partnership or the applicable Property Partnerships leases any Property as lessee are in full force and effect, and neither the Operating Partnership nor any Property Partnership is in default in any material respect of any of the terms or provisions of any of such leases and no claim has been asserted by anyone adverse to the Operating Partnership's or any such Property Partnership's rights as lessee under any of such leases, or affecting or questioning the Operating Partnersh-ip's or any such Property Partnership's right to the continued possession or use of the Properties under any such leases or asserting a default under any such leases, and the Company has no knowledge of any such leases which have not been renewed or are subject to termination, except as would not result in a Material Adverse Change; (C) all liens, charges or encumbrances on or affecting any of the Properties or the other property and assets of the Company, the Operating Partnership or any of the Subsid-iaries which are required to be disclosed in the Prospectus are disclosed therein; (D) neither the Operating Partnership, any Property Partnership nor, to the knowledge of the Company, any tenant of any of the Properties is in default under any of the leases pursuant to which the Operating Partnership or any Proper-ty Partnership, as lessor, leases its Property, and the Company has no knowledge of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, other than defaults that, individually or in the aggregate, would not result in a Material Adverse Change; (E) except as described in the Prospectus, no tenant under any of the leases pursuant to which any Property Partner-ship, as lessor, leases its Property has an option or right of first refusal to purchase the premises demised under such lease which is required to be described in the Prospectus; (F) each of the Properties complies with all applicable codes, laws and regu-lations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to such Proper-
ties), except if and to the extent disclosed in the Prospectus or except for such failures to comply that, individually or in the aggregate, would not have a Material Adverse Effect; and (G) the Company has no knowledge of any pending or threatened condemna-tion proceedings, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements or construction on or access to the Properties, except such proceedings or actions that, individually or in the aggregate, would not have a Material Adverse Effect.

          (u) (A) Except as disclosed in the Prospectus, each of the Company, the Operating Partnership, the Management Company, any Property Partnership which is controlled by the Operating Partnership or the Company (and which is listed on Schedule A hereto) (the "Controlled Subsidiaries") and, to the knowledge of the Company, each Property Partnership which is not controlled by the Operating Partnership or the Company (and which is listed on Schedule B hereto) (the "Non-Controlled Subsidiaries") has complied and is in compliance in all material respects with all Environmental Statutes (as hereinafter defined).

               (B) Neither the Company, the Operating Partner-ship, the Management Company, any Controlled Subsidiary, nor, to the knowledge of the Company, any Non-Controlled Subsidiary, intends to use the properties or assets de-scribed in the Prospectus or any such other real property for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, gener-ating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except for materials utilized in the ordinary course of business of the Proper-ties, provided such use would not, in the ordinary course of business, give rise to liability under any Environmental Statute.

               (C) Except as disclosed in the Prospectus, nei-ther the Company, the Operating Partnership, the Management Company, any Controlled Subsidiary, nor, to the knowledge of the Company, any Non-Controlled Subsidiary, knows of any seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on or adjacent to the prop-erties described in the Prospectus or any other real proper-ty owned or occupied by any such party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters, except such as would not, individually or in the aggregate, have a Material Adverse Effect.

               (D) Except as disclosed in the Prospectus, nei-ther the Company, the Operating Partnership, the Management Company, any Controlled Subsidiary, nor, to the knowledge of the Company, any Non-Controlled Subsidiary, has received any notice of, or has any knowledge of, any occurrence or cir-cumstance that, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on or origi-nating from any properties or assets described in the Pro-spectus or any other real property owned or occupied by any such party or arising out of the conduct of any such party, including without limitation pursuant to any Environmental Statute, except such as would not, individually or in the aggregate, have a Material Adverse Effect.

               (E)  Neither the properties described in the
     Prospectus nor any other land owned by the Company, the Operating Partnership or any of the Subsidiaries is included or, to the best knowledge of the Company, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Envi-ronmental Protection Agency (the "EPA") or on the inventory of other potential "Problem" sites issued by the EPA and has not otherwise been publicly identified by the EPA as a potential CERCLA site or included or, to the best knowledge of the Company, proposed for inclusion on any list or inven-tory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined).

               As used herein, "Hazardous Material" shall include without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances or related materials, asbestos or any hazardous material as defined by any federal, state or local environ-mental law, ordinance, rule or regulation, including without limitation the Comprehensive Environmental Response, Compen-sation and Liability Act of 1980, as amended, 42 U.S.C.
     9601 et seq. ("CERCLA"), the Hazardous Materials Transporta-tion Act, as amended, 49 U.S.C. 1801 et seq., the Re-source Conservation and Recovery Act, as amended, 42 U.S.C.
      9601 et seq., the Emergency Planning and Community Right- -to-Know Act of 1986, 42 U.S.C. 11001 et seq., the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., the
     Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. 136 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., the Clean Water Act (Federal Water Pollution Control
     Act), 33 U.S.C.  1251 et seq., the Safe Drinking Water
     Act, 42 U.S.C.  300f to 300j-11, and the Occupational
     Safety and Health Act, 29 U.S.C. 651 et seq., as any of the above statutes may be amended from time to time, and in the regulations adopted and publications promulgated pursu-ant to each of the foregoing (individually, an "Environ-mental Statute") or by any federal, state or local govern-mental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a "Gov-ernmental Authority").

          (v) This Agreement has been duly executed and deliv-ered by the Company.

          (w) Neither the Company nor the Operating Partnership is, or at any Delivery Date will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940
Act").

          (x) There are no persons with registration or other similar rights to have any securities of the Company registered pursuant to the Registration Statement, except as have been waived.

          (y) The Company has complied and will comply with all of the provisions of Florida H.B. 1771, codified as Section
517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business with Cuba.

          Any certificate signed by any officer of the Company and delivered to the Underwriter or to counsel for the Underwrit-er shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

     2. Purchase of the Stock by the Underwriter. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 3,000,000 shares of the Firm Stock to the Under-writer and the Underwriter agrees to purchase 3,000,000 shares of the Firm Stock.

          In addition, the Company grants to the Underwriter an option to purchase up to 300,000 shares of the Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of the Firm Stock and is exercisable as provided in Section 4 hereof. The price of both the Firm Stock and any Option Stock shall be $25.00 per share.

          The Company shall not be obligated to deliver any of the Stock to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

     3. Offering of Stock by the Underwriter. The Underwriter proposes to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

     4. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the office of Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are some-times referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Underwriter for the account of the Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agree-ment is a further condition of the obligation of the Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Underwriter shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Underwriter in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

          At any time on or before the thirtieth day after the date of this Agreement (or, if such thirtieth day shall be a Saturday, Sunday or holiday, on the next business day) the option granted in Section 2 may be exercised by written notice being given to the Company by the Underwriter. Such notice shall set forth the aggregate number of shares of the Option Stock as to which the option is being exercised, the names in which the shares of the Option Stock are to be registered, the denomina-tions in which the shares of the Option Stock are to be issued and the date and time, as determined by the Underwriter, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of the Option Stock are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Deliv-ery Date are sometimes each referred to as a "Delivery Date."

          Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Underwriter and the Company) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Underwriter for the account of the Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obliga-tion of the Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Underwriter shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspec-tion by the Underwriter in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Second Delivery Date.

     5.   Further Agreements of the Company.  The Company agrees:

          (a) To prepare the Prospectus in a form reasonably approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day follow-ing the execution and delivery of this Agreement; to make no further amendment or supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Under-writer with copies thereof; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commis-sion of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supple-menting of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b) To furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

          (c) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) and (ii) the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the Effective Time in connection with the offering or sale of the Stock and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary in the reasonable opinion of counsel for the Underwriter during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to file, upon the request of the Underwriter, such document and to prepare and furnish without charge to the Under-writer and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriter is required to deliver a prospectus in connection with sales of any of the Stock at any time nine months or more after the Effective Time, upon the Underwriter's request but at its expense, to prepare and deliver to the Underwriter as many copies as the Underwriter may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)-
(3) of the Securities Act;

          (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission;

          (e) Prior to filing with the Commission (i) any amend-ment to the Registration Statement or supplement to the Prospec-tus, any document incorporated by reference in the Prospectus or
(ii) any Prospectus pursuant to Rule 424 of the Rules and Regula-tions, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain consent of the Underwriter to the filing, which consent shall not be unreasonably withheld;

          (f) As soon as practicable after the Effective Date, but in any event not later than 60 days after the end of its fiscal quarter in which the first anniversary date of the Effec-tive Date occurs, to make generally available to the Company's security holders and to deliver to the Underwriter an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

          (g) For a period of five years following the Effective Date, to furnish to the Underwriter copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

          (h) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; except that in no event shall the Company be obligated in connection therewith to take any action that would subject it to income taxation in such jurisdiction, to qualify as a foreign corporation in such jurisdiction, or to exe-cute a general consent to service of process;

          (i) For a period of 90 days from the date of the Pro-spectus, not to offer for sale, sell or otherwise dispose of, directly or indirectly, any shares of Common Stock (other than the Stock, or Common Stock issuable pursuant to the Company's existing employee benefit and director plans or to redeem Units and/or Unit Voting Stock), or sell or grant options, rights or warrants with respect to any shares of Common Stock (other than the grant of options or other rights with respect to Common Stock pursuant to the Company's existing employee benefit and director plans or the issuance of Units and/or Unit Voting Stock in connection with the acquisition of property, directly or indi-rectly, by the Operating Partnership), otherwise than in accor-dance with this Agreement or as contemplated in the Prospectus, without the prior written consent of the Underwriter, which consent shall not be unreasonably withheld;

          (j) To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock.

          (k) To use its reasonable best efforts to meet the requirements to qualify, effective for the fiscal year ending
December 31, 1996, as a REIT under the Code;

          (l) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus;
and

          (m) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the 1940 Act and the rules and regulations of the Commission thereun-der.

     6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any stock transfer taxes, stamp duties and similar taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto;
(c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effec-tive amendments thereto (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of printing, repro-ducing and distributing this Agreement (and related agreements) and all other agreements, memoranda, correspondence and other documents printed, distributed or delivered in connection with the offering of the Stock; (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in
Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel for the Underwriter); and (g) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this
Section 6, Section 8 and Section 10, the Underwriter shall pay its own costs and expenses, including the costs and expenses of counsel for the Underwriter, any transfer taxes on the Stock which the Underwriter may sell and the expenses of advertising any offering of the Stock made by the Underwriter.

     7. Conditions of Underwriter's Obligations. The obliga-tions of the Underwriter hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

          (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commis-sion; and any request of the Commission for inclusion of addi-tional information in the Registration Statement or the Prospec-tus or otherwise shall have been complied with.

          (b) The Underwriter shall not have discovered and dis-closed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Underwriter, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agree-ment, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d) Mayer, Brown & Platt shall have furnished to the Underwriter their written opinion, as counsel to the Company, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, to the effect that:

                              (A)  The Company has been
          duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

                              (B)  The Company has
          corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement.

                              (C)  The Company is duly
          qualified as a foreign corporation to trans-act business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a Material Adverse
          Effect (such counsel being entitled to rely in respect of matters of fact upon certif-icates of public officials or officers of the Company).

                              (D)  The description of
          the authorized capital stock of the Company set forth in the Prospectus under the caption
          "Capital Stock of the Company" is true and correct in all material respects, and the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

                              (E)  The Stock has been
          duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassess-able.

                              (F)  The issuance of the
          Stock is not subject to preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company or, to such counsel's knowledge, otherwise.

                              (G)  The Operating Part-
          nership has been duly formed and is validly existing as a limited partnership in good standing under the Illinois Act (such counsel being entitled to rely in respect of matters of fact upon certificates of public officials or officers of the Company). The Operating
          Partnership has partnership power and author-ity to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, except where the failure to so qualify or register would not result in a Material Adverse Change (such counsel being entitled to rely in respect of matters of fact upon certificates of public officials or officers of the Company). The
          Company is the sole general partner of the Operating Partnership and is the holder of ______ Units, or approximately ____% of the
          _______ issued and outstanding Units (such counsel to supply the appropriate numbers and percentages as of such Delivery Date). The
          Units issued to the Company have been duly authorized for issuance by the Operating
          Partnership and validly issued and are fully paid and nonassessable.

                              (H)  Each of the Property
          Partnerships is validly existing as a limited or general partnership, as the case may be, in good standing in the case of limited part-nerships, under the laws of its jurisdiction of organization, with partnership power and authority to own, lease and operate its prop-erties and to conduct the business in which it is engaged or proposes to engage as de-scribed in the Prospectus (such counsel being entitled to rely in respect of matters of fact upon certificates of public officials or officers of the Company). All of the part-nership interests of each Property Partner-ship owned directly or indirectly by the Company or the Operating Partnership as de-scribed in the Prospectus have been duly authorized for issuance and validly issued and are fully paid and owned in the percent-age amounts set forth in the Prospectus by the Operating Partnership, directly or through subsidiaries, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as described in the Prospectus. Each of the partnership agreements of the Property
          Partnerships is in full force and effect.

                              (I)  The Management Com-
          pany has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware (such counsel being entitled to rely in respect of matters of fact upon certificates of public officials or officers of the Company). The
          Management Company has corporate power and authority to own, lease and operate its prop-erties and to conduct the business in which it is engaged or proposes to engage as de-scribed in the Prospectus. All of the issued and outstanding capital stock of the Manage-ment Company has been duly authorized and validly issued and is fully paid and nonas-sessable and owned as described in the Pro-spectus, free and clear of any security in-terest, mortgage, pledge, lien, encumbrance, claim or equity.

                              (J)  This Agreement has
          been duly authorized, executed and delivered by the Company.

                              (K)  Commencing with the
          Company's taxable year ending December 31, 1993, the Company has been organized in con-formity with the requirements for qualifi-cation as a REIT under the Code, and its pro-posed method of operation described in the Prospectus and as represented by the manage-ment of the Company will enable it to contin-ue to satisfy the requirements for taxation as a REIT under the Code.

                              (L)  Neither the Company
          nor the Operating Partnership is, or at any Delivery Date will be, required to be regis-tered under the 1940 Act.

                              (M)  The Registration
          Statement has been declared effective under the Securities Act, and to such counsel's knowledge, no stop order suspending the ef-fectiveness of the Registration Statement has been issued under the Securities Act or pro-ceedings therefor initiated or threatened by the Commission.

                              (N)  At the time the
          Registration Statement became effective and at any Delivery Date, the Registration State-ment (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

                              (O)  The terms of the
          Common Stock are accurately described in all material respects in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory re-quirements.

                              (P)  To such counsel's
          knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration
          Statement, other than those disclosed there-in, and all pending legal or governmental proceedings to which the Company, the Operat-ing Partnership or any of the Subsidiaries is a party or to which any of their property is subject which are not described in the Regis-tration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                              (Q)  The information in
          the Prospectus under the captions "Capital
          Stock of the Company," "Description of Common
          Stock," "Description of Preferred Stock,"
          "Description of Depositary Shares," "Descrip-tion of Stock Warrants," "Description of Rights," "Certain Provisions of Maryland Law and of the Company's Articles of Incorpora-tion and Bylaws," "Federal Income Tax Consid-erations" and "Certain United States Tax
          Considerations for Non-U.S. Stockholders," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                              (R)  To such counsel's
          knowledge, there are no contracts, indentu-res, mortgages, loan agreements, notes, leas-es or other instruments or documents which are required to be described or referred to in the Registration Statement or to be filed as exhibits thereto by the Securities Act or the Rules and Regulations, other than those described or referred to therein or filed as exhibits thereto, and the descriptions there-of or references thereto are correct in all material respects.

                              (S)  No authorization,
          approval, consent or order of any court or governmental authority or agency or, to such counsel's knowledge, any other third party, is required in connection with the offering, issuance or sale of the Stock to the Under-writer, except such as may be required under the Securities Act or the Rules and Regula-tions or state securities laws and real es-tate syndication laws of any state or other jurisdiction and except for such as have been obtained; and, to such counsel's knowledge, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein by the Com-pany, the Operating Partnership and the Sub-sidiaries, as applicable, will not conflict with or constitute a breach of, or default under, or result in the creation or imposi-tion of any lien, charge or encumbrance upon any property or assets of any such entity pursuant to any contract, indenture, mort-gage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound, or to which any of the property or assets of such entity is subject, except for conflicts, breaches, defaults, liens, charges or encum-brances which, individually or in the aggre-gate, would not have a Material Adverse Ef-fect, nor will such action result in any violation of the charter, by-laws, certif-icate of limited partnership, partnership agreement or other governing document, as the case may be, of such entity or any applicable law, administrative regulation or administra-tive or court decree, except for violations which, individually or in the aggregate, would not have a Material Adverse Effect.

                              (T)  To such counsel's
          knowledge, there are no persons with regis-tration or other similar rights to have any securities of the Company registered pursuant to the Registration Statement, except as have been waived.

                              (U)  The Operating Part-
          nership will be treated for Federal income tax purposes as a partnership, and not as an association taxable as a corporation.

The opinion described in Paragraph (K) above may be based on assumptions relating to the organization and operation of the partnerships in which the Operating Partnership will hold an interest and of the Subsidiaries, and may be conditioned upon representations made by the Company as to certain factual matters relating to the Company's organization and intended or expected manner or operation, and the opinion in Paragraph (U) above may be based upon representations of the Company and may assume that the Operating Partnership will not constitute a "publicly traded partnership" within the meaning of Section 7704(b) of the Code.

          (e) Michael Hilborn, Senior Vice President and General Counsel of the Company, shall have furnished to the Underwriter his written opinion, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, to the effect that:

                              (A)  To such counsel's
          knowledge, each of the Property Partnerships is duly qualified as a foreign partnership and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, ex-cept where the failure to so qualify or reg-ister would not have a material adverse ef-fect on the condition, financial or other-wise, or the earnings, assets, business af-fairs or business prospects of such entity or any Property.

                              (B)  To such counsel's
          knowledge, the Management Company is duly qualified as a foreign corporation to trans-act business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or other-wise, or the earnings, assets, business af-fairs or business prospects of the Management
          Company or any Property.

          (f) The Underwriter shall have received from Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Under-writer, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (g)  In giving their opinions required by subsections
(7)(d) and (7)(f), respectively, of this Section 7, Mayer, Brown & Platt and Skadden, Arps, Slate, Meagher & Flom (Illinois) shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other finan-cial or statistical data included therein, as to which counsel need make no statement), at the time it became effective or at the applicable Delivery Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial state-ments and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the applicable Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (h) At the time of execution of this Agreement, the Underwriter shall have received from KPMG Peat Marwick LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accoun-tants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospec-tus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (i) With respect to the letter of KPMG Peat Marwick LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the "initial letter"), as of the Delivery Date the Company shall have furnished to the Underwriter a letter (the "bring-down letter") of such accountants, addressed to the Underwriter and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (j) The Company shall have furnished to the Underwrit-er a certificate, dated such Delivery Date, of (i) its Chairman of the Board, its President or a Vice President and (ii) its chief financial officer stating that:

                         (i)  The representations, warran-
     ties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein;
     and the conditions set forth in Sections 7(a) and 7(k) have been fulfilled;

                         (ii) No stop order suspending the
     effectiveness of the Registration Statement has been issued and, to the best of each such officers' knowl-edge, no proceeding for that purpose is pending or threatened by the Commission;

                         (iii)     All filings required by
     Rule 424(b) of the Rules and Regulations have been made; and

                         (iv) They have carefully examined
     the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Regis-tration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not mislead-ing, and (B) since the Effective Date no event has occurred which should have been set forth in a sup-plement or amendment to the Registration Statement or the Prospectus which has not been so set forth.

          (k) (i) Neither the Company nor any of its subsidiar-ies shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the stock, partnership inter-ests or long-term debt of the Company or any of its subsidiaries or any Material Adverse Change, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the deliv-ery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:
(i) trading in securities generally on the New York Stock Ex-change or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or finan-cial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriter, impractical or inadvis-able to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (m) The New York Stock Exchange, Inc. shall have ap-proved the Stock for listing, subject only to official notice of issuance.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compli-ance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter. The Company shall furnish to the Underwriter conformed copies of such opinions, certificates, letters and other documents in such number as the Underwriter shall reasonably request. If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, the Agreement and all of the obligations of the Underwriter hereunder may be cancelled at, or at any time prior to, each Delivery Date, by the Underwriter. Any such cancellation shall be without liability of the Underwriter to the Company. Notice of such cancellation shall be given the Company in writing, or by facsimile or tele-phone and confirmed in writing.

     8.   Indemnification and Contribution

          (a) The Company shall indemnify and hold harmless the Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which the Underwriter, such officer or employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact re-quired to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, or any such officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Compa-ny shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration State-ment or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information concern-ing the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein. The forego-ing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any officer, employee or controlling person of the Underwriter.

          (b) The Underwriter shall indemnify and hold harmless the Company, its officers, employees and directors, the Company's officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue state-ment or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Under-writer furnished to the Company by or on behalf of the Underwrit-er specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expens-es are incurred. The foregoing indemnity agreement is in addi-tion to any liability which the Underwriter may otherwise have to the Company or any such director, officer or controlling person.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnify-ing party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemni-fied party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other simi-larly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriter shall have the right to employ counsel to represent jointly the Underwriter and its officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Company under this
Section 8 if, in the reasonable judgment of the Underwriter, it is advisable for the Underwriter and those officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel (but not more that one firm, in addition to any local counsel, shall be reimbursed hereunder) shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threat-ened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d)  If the indemnification provided for in this
Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be deter-mined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations re-ferred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemni-fied party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The Underwriter confirms and the Company acknowl-edges that the statements with respect to the public offering of the Stock by the Underwriter set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of and the third paragraph under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement and the Prospectus.

     9. Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company prior to delivery of and payment for the Firm Stock, if, prior to that time, any of the events de-scribed in Sections 7(k) or 7(l) shall have occurred or if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement.

     10. Reimbursement of Underwriter's Expenses. If the Company shall fail to tender the Stock for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriter's obligations hereunder required to be fulfilled by the Company is not ful-filled, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriter in connec-tion with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Underwriter.

     11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc. at Three World Financial Center, New York, New York 10285-1100,
Attention:  Syndicate Registration Department (Fax: 212-528-
8822);

          (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to it at 900 North Michigan
Avenue, Suite 1500, Chicago, Illinois 60611, Attention: Presi-dent.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

     12. Persons Entitled to Benefit of Agreement. This Agree-ment shall inure to the benefit of and be binding upon the Underwriter, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the represen-tations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Under-writer within the meaning of Section 15 of the Securities Act and
(B) the indemnity agreement of the Underwriter contained in Sec-tion 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this
Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     13. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     14. Definition of the Terms "Business Day" and "Subsid-iary". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

     16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     17. Headings. The headings herein are inserted for conve-nience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.














































     If the foregoing correctly sets forth the agreement between the Company and the Underwriter, please indicate your acceptance in the space provided for that purpose below.


                              Very truly yours,

                              URBAN SHOPPING CENTERS, INC.



                              By:  /s/ Michael Hilborn
                                   ----------------------------
                                    Name:  Michael Hilborn
                                    Title: Senior Vice President

Accepted:

LEHMAN BROTHERS INC.



By:   /s/ Michael J. DeMarco
     -------------------------
      Name:   Michael J. DeMarco
      Title:  Senior Vice President
































Schedule A

Property Partnerships Controlled by the Operating
-------------------------------------------------
Partnership or the Company
--------------------------

Brandon Convenience Center Partners, Ltd.
Brandon Shopping Center Partners, Ltd.
Citrus Park Ventures
OakBrook Urban Venture L.P.
Penn Square Mall Limited Partnership
Santa Ana Venture
Sawmill Place Plaza Associates
Wolfchase Galleria Limited Partnership











































Schedule B

Property Partnerships  Not Controlled by the Operating
------------------------------------------------------
Partnership or the Company
--------------------------

Coral-CS/LTD Associates
Valencia Town Center Associates, L.P.
Water Tower Joint Venture
West Dade County Associates